Exhibit 3.17

FILED In the Office of the Secretary of State of Texas

JUN 03 1981

[ILLEGIBLE] Corporation Division
ARTICLES OF INCORPORATION
OF
PRELUDE SYSTEMS, INC.
     The undersigned natural person of the age of eighteen (18) years or more, acting as an incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:
ARTICLE ONE
     The name of the corporation is PRELUDE SYSTEMS, INC.
ARTICLE TWO
     The period of duration of the corporation is perpetual.
ARTICLE THREE
     The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.
ARTICLE FOUR
     The aggregate number of shares which the corporation shall have the authority to issue is 100,000 shares of common stock, each share having a par value of one cent ($.01), and 100,000.

shares of non-voting preferred stock, each share having a par value of One Dollar ($1.00).
ARTICLE FIVE
     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.
ARTICLE SIX
     The street address of the initial registered office of the corporation is 6402 Vanderbilt, Dallas, Texas 75214, and the name of the initial registered agent at such address Shannon W. Webb.
ARTICLE SEVEN
     The number of directors constituting the initial board of directors is two (2), and the names and addresses of the persons who are to serve as such directors until the first annual meeting of the shareholders or until their successors are elected and qualified are Shannon W. Webb, 6402 Vanderbilt, Dallas, Texas 75214 and Don A. Webb, 6402 Vanderbilt, Dallas, Texas 75214.

ARTICLE EIGHT
     The name and address of the incorporator is Shannon W. Webb, 6402 Vanderbilt, Dallas, Texas 75214.
ARTICLE NINE
     Cumulative voting is prohibited.
ARTICLE TEN
     Pre-emptive rights are denied.
ARTICLE ELEVEN
     The corporation shall indemnify to the full extent permitted by law any person who was or is a party or is threatened; to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled, under any bylaw, agreement, vote of shareholders, or otherwise.
ARTICLE TWELVE
     The corporation may enter into contracts and transact business with one or more of its directors, officers, employees or shareholders, or with any fine of which any one or more of its directors, officers, employees, or shareholders are members or with any corporation or association in which any one or more of its directors, officers or employees, or shareholders are shareholders, directors, officers or employees; and any such contract or transaction shall not be invalidated or in any wise affected adversely by [illegible] that any such person has [illegible] interests therein which are or might be adverse to the interest of the corporation, even though the vote of any director having such adverse interest shall have been necessary to obligate the corporation upon any such contract or transaction, and no director, officer, employee or shareholder having such adverse interest shall be liable to the corporation or to any shareholder or creditor thereof, or to any other person, for any loss or liability incurred by reason of any such contract of transaction: nor shall any such director, officer, employee or shareholder be accountable to the corporation, or otherwise, for any gains or profits realized thereon; provided always that any such contract or transaction shall not, at the time at which it was entered into, have been actually fraudulent as to the corporation and shall not have been upon terms at such time that were so fraudulent.
ARTICLE THIRTEEN
     The initial bylaws of this corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or [ILLEGIBLE] bylaws is reserved to the [ILLEGIBLE].
     IN WITNESS WHEREOF, I have hereunto set my hand, this 1st day of June [ILLEGIBLE].

/s/ Shannon W. Webb

Shannon W. Webb
*  *  *  *  *  *  *  *  *  *  *  *

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     BEFORE ME, the undersigned authority, on this day personally appeared SHANNON W. WEBB, known to me to be the person whose name is subscribed to the foregoing instrument, and after being by me first duly sworn declared that he is the person who signed the foregoing instrument as an incorporator, and that the statements therein contained are true.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 1st day of June, 1981.

/s/ [ILLEGIBLE]

[ SEAL ]	Notary Public in and for
Dallas County, TEXAS

My Commission Expires:
[ILLEGIBLE]

SECRETARY OF STATE
AUSTIN, TEXAS
DETERMINATION OF FORFEITURE PURSUANT TO SECTION 171.309, TEXAS TAX CODE ANNOTATED
     CAME TO BE CONSIDERED ON THE DATE SHOWN HEREON, FORFEITURE OF THE CHARTER OR CERTIFICATE OF AUTHORITY OF THE FOLLOWING CORPORATION; THE SECRETARY OF STATE FINDS AND DETERMINES THE FOLLOWING:
CORPORATION NAME

PRELUDE SYSTEMS, INC.
CERTIFICATE/CHARTER
CHARTER NO.-TYPE	RTDB FORFEITED	FORFEITED

564580-00	06/24/1988	12/05/1988
THAT THE COMPTROLLER OF PUBLIC ACCOUNTS HAS NOTIFIED THIS OFFICE THAT SAID CORPORATION HAS FAILED TO FILE A CURRENT YEAR FRANCHISE TAX REPORT TO ESTABLISH THE EXISTENCE OF ASSETS FROM WHICH A JUDGEMENT FOR THE FRANCHISE TAXES, PENALTIES AND COURT COSTS MAY BE SATISFIED. THAT THE COMPTROLLER OF PUBLIC ACCOUNTS HAS FURTHER STATED THAT THE SAID CORPORATION HAS FAILED OR REFUSED TO REVIVE ITS RIGHT TO DO BUSINESS .
IT IS THEREFORE ORDERED THAT THE CHARTER OR CERTIFICATE OF AUTHORITY OF THE ABOVE NAMED CORPORATION BE AND THE SAME IS HEREBY FORFEITED WITHOUT JUDICIAL ASCERTAINMENT AND MADE NULL AND VOID, AND THAT THE PROPER ENTRY BE MADE UPON THE PERMANENT FILES AND RECORDS OF SUCH CORPORATION TO SHOW SUCH FORFEITURE AS OF THE DATE HEREOF.

FILED
In the Office of the
Secretary of State of Texas

JAN 13 1989

[ILLEGIBLE]
Corporations Section
APPLICATION FOR REINSTATEMENT AND
REQUEST TO SET ASIDE FORFEITURE

By:	PRELUDE SYSTEMS, INC.	Charter No. 00564580-0
(Corporate Name)
Taxpayer Id. No. 1-75-1772775-0
     WHEREAS the charter of the above corporation was forfeited on 12-5-88 for:
(check one)
     1. ☐ failure to maintain a registered agent, or
     2. ☑ failure to pay State Franchise Tax, or
     3. ☐ (other)
     WHEREAS the corporation has corrected the default noted above and has paid all fees, taxes, and penalties due;
     NOW THEREFORE, the corporation hereby applies for reinstatement of its corporate charter, and requests that the Secretary of State set aside the forfeiture of the corporation.

By:	/s/ [ILLEGIBLE], V.P.
(signature) (title)

INSTRUCTIONS FOR FILING APPLICATION FOR REINSTATEMENT
1) Submit Original and One Copy of the application.
2) The application must be signed by an Officer, Director or Shareholder of the Corporation.
3) The filing fee for an application for reinstatement is $50.00 for business corporations. Non-Profit corporations are assessed a filing fee of $25.00 for non-tax reinstatements. No fee is required for non-profit corporations forfeited for tax reasons.
(Instructions continue on reverse side)

FILED
In the Office of the
Secretary of State of Texas

JUN 06 1991

Corporations Section
STATEMENT OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT OR BOTH BY A PROFIT CORPORATION
1.	The name of the Corporation is: PRELUDE SYSTEMS, INC.

2.	The address, including street and number, of its present registered office as shown in the records of the Secretary of State of Texas before filing this statement is: 6402 Vanderbilt, Dallas, Texas 75214

3.	The address, including street and number, to which its registered office is to be changed is: 2015 Midway Road, Suite 111, Carrollton, Texas 75006

4.	The name of its present registered agent, as shown in the records of the Secretary of the State of Texas, before filing this statement is: [ILLEGIBLE] Webb

5.	The name of the new registered agent is: Don A. Webb

6.	The address of its registered office and the address of the office of its registered agent, as changed will be identical.

7.	Such change was authorized by:

☒	A.	The Board of Directors

☐	B.	An officer of the corporation so authorized by the Board of Directors.

/s/ Don A. Webb

DON A. WEBB, PRESIDENT

FILED
In the Office of the
Secretary of State of Texas

AUG 01 1996

Corporations Section
STATEMENT OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT OR BOTH BY A PROFIT CORPORATION
1.	The name of the Corporation is: PRELUDE SYSTEMS, INC.

2.	The address, including street and number, of its present registered office as shown in the records of the Secretary of State of Texas before filing this statement is:
2015 Midway Road, Suite 111, Carrollton, Texas 75006
3.	The address, including street and number, to which its registered office is to be changed is:
636 E Tripp Road, Sunnyvale, Texas 75182
4.	The name of its present registered agent, as shown in the records of the Secretary of the State of Texas, before filing this statement is: Don A. Webb

5.	The name of the new registered agent is: No change

6.	The address of its registered office and the address of the office of its registered agent, as changed will be identical.

7.	Such change was authorized by:

☒	A.	The Board of Directors

☐	B.	An officer of the corporation so authorized by the Board of Directors.

By:	/s/ Don A. Webb

Don A. Webb, President

FILED
In the Office of the
Secretary of State of Texas

APR 07 1997

Corporations Section
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
PRELUDE SYSTEMS, INC.
     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
ARTICLE ONE
     The name of the corporation is PRELUDE SYSTEMS, INC.
ARTICLE TWO
     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on March 18, 1997:
     1. To increase the number of authorized common shares to 100,000,000.
     The amendment alters or changes Article Four of the original Articles of Incorporation and the full text of such provision added is as follows.
ARTICLE FOUR
The aggregate number of shares which the corporation shall have the authority to issue is 100,000,000 shares of common stock, each share having a par value of one cent ($.01) and 100,000 shares of non-voting preferred stock, each share having a par value of $1.00
ARTICLE THREE
     The number of shares of the corporation outstanding at the time of such adoption was 2,707; and the number of shares entitled to vote thereon was 2,707

ARTICLE FOUR
     The holders of 2,541 of the shares outstanding and entitled to vote on said amendment have voted for adopting said amendment.
Dated: March 27, 1997.

PRELUDE SYSTEMS, INC.

/s/ Don A. Webb

Don A. Webb, President